UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 24, 2018

LIMESTONE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[_]    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On April 24, 2019, Limestone Bancorp, Inc. (“Company”), and its subsidiary, Limestone Bank, Inc. (“Bank”), entered into the following new executive employment agreements:

(1)  an Employment Agreement between the Company, the Bank and John T. Taylor, President, Chief Executive Officer and a director of the Company and Chairman of the Board, President and Chief Executive Officer of the Bank;

(2)  an Employment Agreement between the Company, the Bank and Phillip Barnhouse, Chief Financial Officer of the Company and the Bank;

(3)  an Employment Agreement between the Bank and John Davis, Chief Credit Officer of the Bank; and

(4)  an Employment Agreement between the Bank and Joseph Seiler, Executive Vice President—Head of Commercial Banking—Senior Lending Officer of the Bank.

These new employment agreements updated and replaced the existing employment agreements the Company and the Bank had with these four executive officers dated September 21, 2016.  The new employment agreements, briefly described below, are comparable to the 2016 employment agreements the Company and the Bank had with Messrs. Taylor, Barnhouse, Davis and Seiler except the amount of severance under the 2016 employment agreements was based on base salary only and did not take into account an executive’s cash incentive compensation or provide for continued health care coverage, and only Mr. Taylor was entitled to an increased amount of severance if a termination occurred concurrently with or within 24 months following a change in control of the Company or the Bank (as defined under Section 409A of the Internal Revenue Code and the regulations thereunder).

The following is a brief description of the terms and conditions of the new employment agreements.  This description is qualified in its entirety by reference to the employment agreements, copies of which are filed as exhibits with this Report on Form 8-K.

Term. Each of the employment agreements has an initial three-year term expiring April 24, 2022, subject to extension and early termination. On each anniversary of the date of the agreement, the term of the agreement will be extended for an additional one year unless we or the executive elect not to extend the term by providing written notice not less than 30 days before the anniversary date.  If notice of election not to renew is provided, the agreement will terminate at the conclusion of its remaining term.

Base salary. Each employment agreement provides for an annual base salary which may be increased by the Board of Directors but may not be decreased without the executive’s express written consent.  The initial annual base salaries provided in the employment agreements are shown below:

John T. Taylor	$425,000
John R. Davis	$255,000
Joseph C. Seiler	$244,800
Phillip W. Barnhouse	$244,800

Incentive Compensation. Mr. Taylor’s employment agreement assures him of the opportunity to earn annual cash incentive compensation of up 50% of his base salary.

Board Membership.  The Company and the Bank have agreed that Mr. Taylor will be nominated as a director during the term of his employment agreement and, subject to regulatory requirements, will serve as the Chairman of the Board of the Bank.

Termination of employment.  The employment agreements provide that if the executive’s employment is terminated for one of the following reasons, he will have no right to compensation or other benefits for any period after the date of termination:
•    termination for “Cause”;
•    as a result of disability, retirement or death; or
•    by the executive other than for “Good Reason.”

Each executive will be entitled to a cash severance payment and payment of the premiums for up to 12 months of continued health insurance coverage for the executive and his dependents if the executive’s employment is terminated for one of the following reasons:
•  by the Company other than for Cause, disability, retirement or death;
•  by the executive for Good Reason; or
•  by the Company for other than Cause, disability, retirement or death within six months following the expiration of the term of the agreement.

The amount of the cash severance payment is based on the executive’s average annual base salary for the calendar year in which his employment is terminated and the 2 preceding years (“average annual base salary”) and his average cash incentive compensation for the 3 calendar years immediately preceding termination of employment (“average annual incentive compensation”).  For Mr. Seiler, the cash severance payment would equal one times Mr. Seiler’s average annual base salary and average annual incentive compensation. For Messrs. Taylor, Davis and Barnhouse, the amount of the cash severance would be one times his average annual base salary and average annual incentive compensation if the termination is not concurrent with or within 24 months after a Change in Control.  If the termination were concurrent with or within 24 months after a Change in Control, then Mr. Taylor’s severance payment would be 2.99 times his average annual base salary and average annual incentive compensation, and Messrs. Davis’ and Barnhouse’s severance payment would be 2 times his average annual base salary and average annual incentive compensation.

The employment agreements define “Change in Control” as a change in the ownership of the Company or the Bank, a change in the effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank, in each case as provided under Section 409A of the Internal Revenue Code and the regulations thereunder, except that a change in ownership of less than 50% of the assets of the Company or the Bank will not constitute a “Change in Control” under the employment agreements.

The obligation of the Company and the Bank to pay the severance amount is subject to several conditions, including the executive’s execution of a general release of claims, and the Company and the Bank have the right to claw-back compensation which is subject to recovery under any law, government regulation or stock exchange listing requirement.

In the event that any of the payments or benefits provided under the employment agreements or otherwise would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, the payments or benefits under the employment agreements will be reduced by the amount necessary to avoid treatment as an “excess parachute payment.”

The employment agreements define “Cause” as termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final consent or cease-and-desist order or material breach of any provision of the agreement.

“Good Reason” is defined as any material change in the Metro Louisville or Metro Lexington, Kentucky location at which the executive must perform his services or any material breach of the employment agreement by the Company and the Bank, including:
•    a material diminution in the executive’s base salary or opportunity to earn cash incentive compensation (as a percentage of base salary),
•  a material diminution in his authority, duties or responsibilities (including, in the case of Mr. Taylor, his position as Chairman of the Board of the Bank), or
•  any change in the executive’s reporting duties.

Prior to any termination for Good Reason, the executive must provide written notice within 90 days of the initial existence of the condition, and the Company and the Bank will have the right to remedy the condition within 30 days of receipt.

Restrictive covenants.  The employment agreements include covenants not to solicit the employees and customers of the Company or the Bank and, in the case of Messrs. Taylor, Davis and Barnhouse, covenants not to compete with the Company and the Bank for a period of 12 months after termination of employment.  The agreements also include covenants to maintain the confidentiality of the confidential information of the Company and the Bank other than in the course of performing services for them.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated April 24, 2019, between Limestone Bancorp, Inc., Limestone Bank, Inc. and John T. Taylor
10.2	Employment Agreement dated April 24, 2019, between Limestone Bancorp, Inc., Limestone Bank, Inc. and Phillip Barnhouse
10.3	Employment Agreement, dated April 24, 2019, between Limestone Bank, Inc. and John Davis
10.4	Employment Agreement, dated April 24, 2019, between Limestone Bank, Inc. and Joseph Seiler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2019	Limestone Bancorp, Inc.

	By:	/s/ Phillip W. Barnhouse
Phillip W. Barnhouse
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement, dated April 24, 2019, between Limestone Bancorp, Inc., Limestone Bank, Inc. and John T. Taylor
10.2	Employment Agreement dated April 24, 2019, between Limestone Bancorp, Inc., Limestone Bank, Inc. and Phillip Barnhouse
10.3	Employment Agreement, dated April 24, 2019, between Limestone Bank, Inc. and John Davis
10.4	Employment Agreement, dated April 24, 2019, between Limestone Bank, Inc. and Joseph Seiler